                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                          OF THE SECURITIES ACT OF 1934

Filed by the Registrant                                [x]
Filed by a Party other than the Registrant             [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                Riser Foods, Inc.
               --------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                Riser Foods, Inc.
               --------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement

Payment of Filing Fee (Check the appropriate box):

[x]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(i)(3).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1)       Title of each class of securities to which transaction
                  applies:
                      Class A Common Stock $.01 par value
                  ------------------------------------------------

                      Class B Common Stock $.01 par value
                  ------------------------------------------------

         2)       Aggregate number of securities to which transaction
                  applies.             N/A
                           ----------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11: N/A
                                                              --------

         4)       Proposed maximum aggregate value of transaction:  N/A
                                                                  --------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:     N/A
                                    ------------------------

         2)  Form, Schedule or Registration Statement No.:  N/A
                                                          -------

         3)  Filing Party:             N/A
                          ----------------------------

         4)  Date Filed:               N/A
                        ------------------------------

                                RISER FOODS, INC.







Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Riser Foods, Inc. (the "Company") to be held at its corporate headquarters located at 5300 Richmond Road, Bedford Heights, Ohio 44146, on December 6, 1996, at 10:00 a.m. The Notice of Annual Meeting, Proxy Statement and form of proxy are enclosed with this letter.

         As more fully described in the attached Notice of Annual Meeting and accompanying Proxy Statement, the principal business to be addressed at the Annual Meeting is the election of directors and approval of an amendment to the Company's Stock Incentive Plan for Key Employees.

         Your vote is important to the Company. Please return the enclosed proxy as soon as possible whether or not you plan to attend the Annual Meeting. You may choose to vote in person at the Annual Meeting even if you have returned a proxy.

         On behalf of the Board of Directors and management of the Company, thank you for your cooperation and continued support.

                                      Sincerely,

                                      /s/ Charles A. Rini, Sr.

                                      Charles A. Rini, Sr.
                                      President and
                                      Chief Operating Officer

October 25, 1996

                                RISER FOODS, INC.






                -----------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 6, 1996

                -----------------------------------------------


To the Stockholders of Riser Foods, Inc.:

         The Annual Meeting of Stockholders of Riser Foods, Inc. (the "Company"), a Delaware corporation, will be held at its corporate headquarters located at 5300 Richmond Road, Bedford Heights, Ohio 44146, on Friday, December 6, 1996, at 10:00 a.m., Eastern Standard Time, for the following purposes:

         1. To elect thirteen directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal I);

         2. To approve the Company's Amended and Restated 1996 Stock Incentive Plan (Proposal II); and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Stockholders of record at the close of business on October 14, 1996 will be entitled to vote at the Annual Meeting and any adjournment thereof.

         All stockholders are cordially invited to attend the Annual Meeting. However, the Company urges you to assure your representation at the Annual Meeting by signing and returning the enclosed proxy in the postage prepaid envelope provided as promptly as possible. The giving of this proxy does not affect your right to vote in person if you attend the Annual Meeting.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/ Charles A. Rini, Sr.

                                   Charles A. Rini, Sr.
                                   President and
                                   Chief Operating Officer

October 25, 1996

                                RISER FOODS, INC.





                               -------------------

                                 PROXY STATEMENT

                               -------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                DECEMBER 6, 1996



MATTERS TO BE CONSIDERED AT THE MEETING

         This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Riser Foods, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on December 6, 1996, or any adjournment thereof (the "Meeting") at the Company's headquarters, 5300 Richmond Road, Bedford Heights, Ohio 44146, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Company's Annual Report for the fiscal year ended June 29, 1996 (the "1996 Fiscal Year") and Notice of Annual Meeting of Stockholders (the "Notice") is being mailed together with this Proxy Statement and form of proxy on or about October 25, 1996 to stockholders of record at the close of business on October 14, 1996. The Company will pay the cost of soliciting proxies.

         The only business which the Board of Directors intends to present or knows that others will present at the Meeting is as set forth in the attached Notice. If any other matters are properly presented at the Meeting for action to be taken thereon, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

VOTING, PROXIES AND REVOCABILITY

         As of the close of business on October 1, 1996, the Company had 8,734,217 shares of its Class A Common Stock, $.01 par value ("Class A Common Stock") outstanding and 955,613 shares of its Class B Common Stock, $.01 par value ("Class B Common Stock") outstanding. There were approximately 950 stockholders of record of the Company's Class A Common Stock and 35 stockholders of record of the Company's Class B Common Stock on such date.

         Holders of Class A Common Stock are entitled to one (1) vote in person or by proxy for each share held and holders of Class B Common Stock are entitled to ten (10) votes in person or by proxy for each share held. With respect to the election of directors, voting as a separate class, holders of Class A Common Stock are entitled to elect four (4) directors and voting as a separate class, holders of Class B Common Stock are entitled to elect the remaining nine (9) directors. With respect to the proposal to approve the Company's Amended and Restated 1996 Stock Incentive Plan, holders of Class A Common Stock and Class B Common Stock will vote together as a single class.

         A majority of the votes entitled to be voted in each class of common stock must be represented at the Meeting in person or by proxy in order to constitute a quorum for the election of directors by that class. A majority of the votes entitled to be voted must be represented at the Meeting in person or by proxy in order to constitute a quorum for the transaction of other business.

         Abstentions and broker non-votes will be tabulated by an inspector of elections appointed by the Board of Directors for the Meeting and will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in the tabulations of the votes cast on proposals presented to the stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

         Under applicable provisions of Delaware law and the Company's charter documents, nominees receiving a plurality of the votes cast at a meeting at which a quorum is present will be elected as directors. Approval of the Amended and Restated 1996 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the votes cast at a meeting at which a quorum is present.

         Proxies which are returned and executed will be voted as specified therein. If no specification is made, the proxies will be voted for the election of the nominees listed below as directors and in favor of the proposals set forth in the Notice.

         A stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company at the above address either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy will be revoked automatically if the stockholder who executed it is present at the Meeting and votes in person.

         The Meeting may be adjourned and additional proxies solicited if, at the time of the Meeting, the votes necessary to approve any of the proposed actions have not been obtained. Any adjournment of the Meeting will require the affirmative vote of a majority of the common stock represented at the Meeting, in person or by proxy, even if less than a quorum.


                                   PROPOSAL I

                              ELECTION OF DIRECTORS

         The Company has nominated S. Lee Kohrman, Robert H. Kanner, William A. Miller and James A. Schlindwein as the directors to be elected by the holders of Class A Common Stock and Anthony C. Rego, Charles A. Rini, Sr., Ronald W. Ocasek, Thomas A. Rego, Charles A. Rego, Anthony Rini, Charles A. Rini, Charles
A. Rini, Jr. and Jack A. Robinson as the directors to be elected by the holders of Class B Common Stock. All the nominees are currently members of the Board of Directors.

         Each director will serve until the next annual meeting of stockholders and until his successor is duly elected and qualified. If a nominee for election to the Board of Directors is unable to serve as a director, the shares represented by proxies voted in favor of that nominee will be voted for any substitute nominee as may be named by the Board of Directors.

Biographical Information Concerning Nominees
--------------------------------------------

         Anthony C. Rego, 55, has served as Chairman of the Board and Chief Executive Officer since December 14, 1990 and served as Co-Chairman of the Board and Joint Chief Executive Officer from December 18, 1987 to December 14, 1990. He is also Vice President, Secretary and a director of Rini- Rego Supermarkets, Inc., f/k/a Fisher Foods, Inc. ("Rini-Rego"), a wholly owned subsidiary of the Company. He is a cousin of Thomas A. Rego and Charles A. Rego.

         Charles A. Rini, Sr., 58, has served as President, Chief Operating Officer and a director since December 18, 1987. He is also President and a director of Rini-Rego. He is the father of Charles A.
Rini, Jr., a nephew of Anthony Rini and a cousin of Charles A. Rini.

         Ronald W. Ocasek, 50, has served as a director since December 10, 1993 and as Senior Vice President-Administration since December 11, 1992; Treasurer since May 22, 1991 and Chief Financial Officer since June 23, 1989. Mr. Ocasek is also Chief Financial Officer and Treasurer of Rini-Rego.

         Thomas A. Rego, 56, served as a director from December 18, 1987 to November 22, 1989 and since December 14, 1990. Mr. Rego has served as Senior Vice President-Store Development since June 8, 1988 and as Secretary from June 23, 1989 to December 14, 1990 and since November 10, 1994. He is a cousin of Anthony C. Rego and Charles A. Rego.

         Charles A. Rego, 54, has served as a director since November 22, 1989 and as Senior Vice President-Produce Operations since June 8, 1988. He is a cousin of Thomas A. Rego and Anthony C.
Rego.

         Anthony Rini, 90, has served as a director since December 18, 1987. For more than five years prior to December 18, 1987, he served as a director of Rini Holding Company. He is the uncle of Charles A. Rini, Sr., Charles A. Rini, Jr. and Charles A. Rini.

         S. Lee Kohrman, 69, has served as a director since June 8, 1988. For more than five years he has been a Partner in the law firm of Kohrman Jackson & Krantz P.L.L., legal counsel to the Company.

         Robert H. Kanner, 49, has served as a director since June 8, 1988. For more than five years he has served as President and Chief Executive Officer of Pubco Corporation and its wholly owned and majority owned subsidiaries, which manufacture computer and data processing supplies and construction equipment products. Mr. Kanner is also a trustee of CleveTrust Realty Investors.

         William A. Miller, 70, has served as a director since June 8, 1988. From 1987 to 1992 Mr. Miller served as Chairman of the Board of Durkee Famous Foods and for more than five years prior to 1987 he served as President and CEO of Durkee.

         Charles A. Rini, 44, has served as a director since February 25, 1991. For more than five years he has served as President of Rini Realty Company. He is a nephew of Anthony Rini and a cousin of Charles A. Rini, Sr. and Charles A. Rini, Jr.

         Charles A. Rini, Jr., 32, has served as a director since December 10, 1993. Since October 16, 1992, Mr. Rini has served as a Vice President of Rini Realty Company. From August, 1988 to December, 1991, Mr. Rini attended the Cleveland Marshall College of Law where he received his Juris Doctor. He is the son of Charles A. Rini, Sr., nephew of Anthony Rini and a cousin of Charles A. Rini.

         James A. Schlindwein, 67, has served as a director since December 9, 1994. For more than five years prior to August 31, 1994, Mr. Schlindwein served as Executive Vice President-Merchandising Services for Sysco Corporation, Houston, Texas, a national institutional food service distributor, and from 1982 through 1994 served as a director of Sysco Corporation.

         Jack A. Robinson, 66, has served as a director since June 7, 1996. Since November, 1995, Mr. Robinson has served as Chairman and President of the JAR Group, L.L.C., Bloomfield Hills, Michigan, a company specializing in business ventures and real estate syndications. For more than five years prior to March, 1995, Mr. Robinson served as Chairman and Chief Executive Officer of Perry Drug Stores, Inc., Pontiac, Michigan, a retail drugstore company which was acquired by Rite Aid Corporation in early 1995.
Mr. Robinson is also a director of R & B, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS AS SET FORTH HEREIN.

Other Executive Officers
------------------------

         Michael B. Petras, 55, has served as Executive Vice President-Retail Operations since April 6, 1995, Senior Vice President-Retail Operations from November 10, 1994 to April 5, 1995 and Vice President-Store Operations from January 3, 1994 to November 9, 1994. For more than five years prior to December, 1993, Mr. Petras served in various executive capacities, including Group Vice President of Store Operations and Group Vice President/General Manager-Discount Drug Division for First National Supermarkets, Inc., Maple Heights, Ohio, a supermarket chain.

         Frank D. Manetta, 53, has served as Executive Vice President-Wholesale Operations since April 6, 1995 and as Senior Vice President-Wholesale Operations from April 18, 1994 to April 5, 1995. From November, 1992 to April, 1994, he served as Senior Vice President of White Rose Foods, Somerset, New Jersey, a wholesale grocery distributor. For more than five years prior to November, 1992, Mr. Manetta served in various executive capacities, including First Vice President, New England Region; Area Manager and Division President, Reading, Pennsylvania Division, for Wetterau Food Distribution Group, St. Louis, Missouri, a food wholesaler.

         Philip S. Arnone, 63, has served as Senior Vice President-Merchandising since October, 1992 and Vice President, Merchandising and Procurement from September, 1990 to October, 1992.

         John A. Koscielski, 49, has served as Vice President-Wholesale Sales since July 5, 1992, Director of Wholesale Grocery Sales from February 15, 1991 to July 5, 1992 and Director of Retail Services, Wholesale Sales Department from March, 1988 through February, 1991.

         Allen VanLuvender, 54, has served as Vice President-MIS since February 15, 1991 and Director- MIS from May 15, 1989 to February 15, 1991.

         Mark E. Packer, 54, has served as Vice President-Meat Operations since October, 1992 and Director of Meat Operations from June 8, 1988 to October, 1992.

         Richard J. Nye, 59, has served as Vice President-Eagle Ice Cream since May 26, 1990 and General Manager of Eagle Ice Cream from July 1, 1986 to May 26, 1990.

         Frank A. Zeiher, 40, has served as Vice President-Human Resources since January 3, 1994. For more than five years prior to January 3, 1994, Mr. Zeiher served in various capacities for the Company including Director of Retail Operations, Director of Productivity & Service and Retail Zone Manager.

         Leonard V. Meuti, 47, has served as Vice President-Warehouse and Transportation since November 9, 1995 and Director of Distribution from February 14, 1991 to November 8, 1995.

         Robert M. Catino, 57, has served as Assistant Secretary since June 8, 1988 and Director of Real Estate since March 14, 1989.

         Phillip W. Oliveri, 35, has served as Director of Finance since December 6, 1992 and as Corporate Controller since November 28, 1988.

         Jeffrey P. Sabatine, 35, has served as General Counsel since September 14, 1992 and Assistant Secretary since December 11, 1992. From November 16, 1987 to September 4, 1992, Mr. Sabatine was an attorney with Kohrman Jackson & Krantz, Cleveland, Ohio.

Meetings and Committees of the Board of Directors
-------------------------------------------------

         During the 1996 Fiscal Year, the Board of Directors held four meetings and took action by unanimous written consent on one occasion. During the 1996 Fiscal Year, each of the directors attended at least 75% of (i) the total number of meetings held by committees of the Board on which such director served and
(ii) the total number of meetings of the Board.

         The Board of Directors of the Company has a Compensation Committee, Audit Committee, Stock Option Committee and Executive Committee.

         The Compensation Committee, which held one meeting during the 1996 Fiscal Year, has the authority to review the salary and benefit structure of the Company with respect to executive officers and to make recommendations with respect to such matters. S. Lee Kohrman, William A. Miller and Robert H. Kanner are the members of the Compensation Committee.

         The Audit Committee, which held one meeting during the 1996 Fiscal Year, has the authority to recommend to the Board of Directors the independent accountants to audit the Company's and its consolidated subsidiaries' financial statements, to meet with the independent accountants and to review the Company's financial statements, results of audits and fees charged. S. Lee Kohrman, James
A. Schlindwein and Robert H. Kanner are the members of the Audit Committee.

         The Stock Option Committee, which held no meetings during the 1996 Fiscal Year, has the authority to supervise the implementation of the Company's Stock Incentive Plan for Key Employees. S. Lee Kohrman, William A. Miller and Robert H. Kanner are the members of the Stock Option Committee.

         The Executive Committee, which held no meetings and took action by unanimous written consent on three occasions during the 1996 Fiscal Year, has the authority when the Board of Directors is not in session to appoint officers and agents of the Company, to review compensation and allowances for directors, to review and approve executive payroll and salaries, to approve systems for the distribution of incentive compensation or cash bonuses under the Company's Bonus Program, to borrow money and issue evidences of indebtedness, to determine questions of general policy, to make recommendations as to the declaration of dividends and to act with such other powers as may be lawfully delegated to the Board of Directors which are not in conflict with the Company's Certificate of Incorporation, By-Laws, or applicable law. Anthony C. Rego and Charles A. Rini, Sr. are the members of the Executive Committee.

Compensation of Directors
-------------------------

         The Company compensates Messrs. Kanner, Kohrman, Miller, Robinson and Schlindwein a fee of $12,000 per annum for their services as directors, and each is paid $800 for each directors' meeting which he attends. They are also reimbursed for their reasonable expenses incurred in the performance of their duties as directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
--------------------------------------------------------------------

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's securities ("10% Stockholders") to file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange, Inc. Officers, directors and 10% Stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required to be filed, the Company believes that during the 1996 Fiscal Year, all Section 16(a) filing requirements applicable to its officers, directors and 10% Stockholders were complied with, except one report covering two transactions was filed late by Phillip W. Oliveri, an officer of the Company.


                                   PROPOSAL II

                    APPROVAL OF RESTATED STOCK INCENTIVE PLAN

         The Board of Directors unanimously approved the amendment and restatement of the Riser Foods, Inc. Stock Incentive Plan for Key Employees (the "Stock Incentive Plan"), subject to approval by the stockholders, to increase the number of shares of Class A Common Stock issuable pursuant to the Stock Incentive Plan from 500,000 to 1,000,000, to extend the term of the Stock Incentive Plan for an additional ten years and to make certain other adjustments to the terms of the Stock Incentive Plan to reflect changes in law and regulations. See "Proposed Amendments." If this proposal is approved by the stockholders, the Stock Incentive Plan will be renamed the "Riser Foods, Inc. Amended and Restated 1996 Stock Incentive Plan" (the "Restated Stock Incentive Plan").

DESCRIPTION OF CURRENT STOCK INCENTIVE PLAN

         The Stock Incentive Plan was adopted in December, 1987 to provide key employees, officers and directors of the Company and its subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company and its subsidiaries, to join the interests of these individuals and the interests of the stockholders of the Company, and to facilitate attracting and retaining officers, directors and key employees of exceptional ability. Approximately 140 employees are eligible to participate in the Stock Incentive Plan. The Stock Incentive Plan provides for the grant of options to purchase shares of the Company's Class A Common Stock, stock appreciation rights ("SARs") and restricted shares of Class A Common Stock ("Restricted Stock"). The total number of shares of Class A Common Stock subject to options, SARs or grants of Restricted Stock under the Stock Incentive Plan may not exceed 500,000 shares in the aggregate (subject to adjustment for subsequent splits, stock dividends and certain changes in the Class A Common Stock). SARs may either be granted independently or in conjunction with the grant of a stock option. Restricted Stock awards do not require the payment of any option price, but the awards are subject to forfeiture if such recipient's employment terminates during a period specified in the grant, or if other conditions specified in the grant are not met. As of October 1, 1996, the Company had not issued any SARs or made any grants of Restricted Stock.

         The Stock Incentive Plan is administered by the Stock Option Committee consisting of three directors of the Company. The members of the Stock Option Committee are appointed by the Board of Directors of the Company and may be removed from the Stock Option Committee by the Board. The Stock Option Committee issues grants in accordance with the Stock Incentive Plan and determines (1) which individuals will be awarded grants, (2) the amount of Class A Common Stock to be granted to such individuals, and (3) the terms and conditions of any grants awarded under the Stock Incentive Plan. Subject to the provisions of the Stock Incentive Plan, the Stock Option Committee is authorized to interpret the Stock Incentive Plan, to promulgate, amend and rescind rules and regulations relating to the Stock Incentive Plan and to make all other determinations that are necessary or advisable for its administration. Each stock option, SAR and award of Restricted Stock shall be evidenced by a written agreement consistent with the provisions of the Stock Incentive Plan.

         The Stock Incentive Plan provides for the grant to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the grant of nonqualified stock options to eligible employees (including officers and employee directors) and non-employee directors. Incentive stock options may be exercisable for up to ten years at an option price of not less than the fair market value of the Class A Common Stock on the date that the option is granted, or for up to five years at an option price of not less than 110% of the fair market value of the Class A Common Stock in the case of an officer or other key employee who owns, at the time the option is granted, more than 10% of the Company's total combined voting stock. Holders of incentive stock options qualify for certain favorable tax treatment. See "Summary of Federal Income Tax Consequences." Nonqualified stock options may be exercisable for up to ten years at such exercise price and upon such terms and conditions as the Stock Option Committee may determine.

         Options and SARs granted under the Stock Incentive Plan are subject to the following restrictions, among others: (1) the per share exercise price for options must be equal to or greater than 100% of the fair market value of a share of Class A Common Stock on the date of grant of the option; (2) no option or SAR may be exercisable after the expiration of ten years from the date of its grant; and (3) options and SARs granted under the Stock Incentive Plan are not transferable during the lifetime of the holder. If an option or SAR holder ceases to be an active employee, officer or director of the Company or any subsidiary, whether such termination is voluntary or involuntary, the Stock Option Committee may, in its discretion, permit the exercise of an option or SAR granted to such person for a period of up to one year following termination of employment; provided that no incentive option or related SAR may be exercised more than three months following termination unless caused by the holder's death or disability.

         Option and SAR holders may exercise their option or SAR, in whole or in part, on or after the exercise date and until the expiration date provided for in the agreement between the Company and the holder of the option or SAR. Moreover, generally options may be exercised in whole or in part, at any time after the death, disability or retirement of the option holder, until expiration of the options pursuant to the agreement.

         The Board has the authority to amend or terminate the Stock Incentive Plan, provided that no such action impairs the rights of the holder of any outstanding option, SAR or grant of Restricted Stock without the written consent of such holder, and provided further that certain amendments of the Stock Incentive Plan are subject to stockholder approval. Unless terminated sooner, the Stock Incentive Plan will terminate on December 17, 1997.

         As of October 1, 1996, options to purchase 443,900 shares of Class A Common Stock were outstanding under the Stock Incentive Plan and options to purchase 800 shares of stock remained available for grant. The closing price of the Class A Common Stock on the American Stock Exchange on October 1, 1996, was $25 7/8 per share.

PROPOSED AMENDMENTS

         The proposed amendments would authorize the grant of options, SARs and Restricted Stock awards for an additional 500,000 shares and extend the term of the Stock Incentive Plan for an additional ten years from its date of adoption by the Board of Directors. The Restated Stock Incentive Plan also includes certain adjustments to the terms of the Stock Incentive Plan to reflect recent changes in regulations promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Code. The Restated Stock Incentive Plan provides that if any member of the Stock Option Committee is not a non-employee director as defined under SEC regulations, then the Board must approve any grants proposed by the Stock Option Committee. In addition, the Board may approve grants to members of the Stock Option Committee under the Restated Stock Incentive Plan, although such grants are not currently permitted under the terms of the Stock Incentive Plan. Incentive stock options will continue to be granted at an exercise price of not less than the fair market value of the Class A Common Stock on the date of grant; however, the Restated Stock Incentive Plan will permit the grant of nonqualified stock options at an exercise price that is less than the fair market value of the Class A Common Stock on the date of grant. The Stock Incentive Plan provides that options and SARs are not transferrable during the lifetime of the holder. The Restated Stock Incentive Plan allows holders of nonqualified stock options and SARs granted in connection with nonqualified stock options to transfer their options and/or SARs to immediate family members, to charities and to others in certain limited circumstances.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

Nonqualified Stock Options
--------------------------

         Generally. An optionee generally will not recognize income upon the grant of a nonqualified stock option. If an optionee receives unrestricted shares of Class A Common Stock upon the exercise of a nonqualified stock option, he will normally recognize ordinary income at the time of exercise equal to the excess of the fair market value, at the time of exercise, of the optioned Class A Common Stock received over the exercise price. When the optionee disposes of the shares, a capital gain will be recognized, either long or short term depending on the holding period beginning on the date the shares are acquired.

         Special Rules Applicable to Optionees Subject to Section 16(b) of the Exchange Act. The tax consequences to optionees may differ from the tax consequences described above if the sale of shares of Class A Common Stock could subject the optionee to suit under Section 16(b) of the Exchange Act. In the case of such an optionee, ordinary income will generally be recognized upon exercise only if six months have elapsed since the date of the grant.

         Tax Consequences to the Company. To the extent that an optionee recognizes ordinary income, the Company or subsidiary for which the optionee performs services will generally be entitled to a corresponding deduction.

Incentive Stock Options
-----------------------

         Generally. An optionee will not recognize income upon the grant of an incentive stock option. In addition, an optionee will not recognize income upon the exercise of an incentive stock option if he or she satisfies certain employment and holding period requirements. To satisfy the employment requirement, an optionee generally must exercise the option not later than three months after he ceases to be an employee of the Company or its parent or subsidiary (one year if he ceases to be an employee due to death or disability). To satisfy the holding period requirement, an optionee must hold the optioned Class A Common Stock for more than two years from the grant of the option and more than one year after the Class A Common Stock is transferred to him. If these requirements are satisfied, upon the sale of the Class A Common Stock, the optionee will be taxed at long-term capital gains rates on any gain, measured by the difference between his or her basis in the Class A Common Stock and the net proceeds of the sale.

         Disqualifying Disposition. If shares of Class A Common Stock acquired upon the timely exercise of an incentive stock option are sold, exchanged or otherwise disposed of without satisfying the holding period requirement (a "Disqualifying Disposition"), the optionee will usually recognize ordinary income at the time of disposition equal to the amount of the excess of the fair market value of the optioned Class A Common Stock on the date of the exercise of the incentive stock option over the exercise price.

         Alternative Minimum Tax. An optionee generally must include in alternative minimum taxable income the amount by which the amount paid for the option is exceeded by the option's fair market value at the time the rights to the stock are freely transferable or not subject to a substantial risk of forfeiture.

         Tax Consequences to the Company. The granting of an incentive stock option, or the exercise thereof, will generally not result in a deduction for the Company. However, to the extent that an optionee recognizes ordinary income as the result of a Disqualifying Disposition, the Company will generally be entitled to a corresponding deduction.

VOTE REQUIRED

         Approval of the Restated Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy at the Meeting. The enclosed Proxy will be noted FOR the approval of the Restated Stock Incentive Plan unless the Proxy holders are otherwise instructed.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE RESTATED STOCK INCENTIVE PLAN.

                            EXECUTIVE COMPENSATION

Summary Compensation Table
--------------------------

         The following table sets forth information concerning the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company who served in such capacities for each of the last three fiscal years (the "Named Officers").

                                                                               Long Term
                                                                              Compensation
                                                 Annual Compensation             Awards
                                              --------------------------         ------
     Name and                                                 Other Annual        Stock          All Other
  Principal Position         Year  Salary ($) Bonus ($)1    Compensation ($)2  Options (#)3   Compensation ($)4
  ------------------         ----  ---------- ---------     ----------------   ------------   -----------------

Anthony C. Rego              1996  322,179    100,844              -0-             -0-            154,699
 Chairman and CEO            1995  307,846     92,400              -0-            10,000          299,139
                             1994  300,000     22,500              -0-             -0-             19,536

Charles A. Rini, Sr          1996  322,179    100,844              -0-             -0-            179,408
 President and COO           1995  307,846     92,400              -0-            10,000          352,767
                             1994  300,000     22,500              -0-             -0-              6,046

Ronald W. Ocasek             1996  181,609     54,454              -0-             -0-             32,708
 Senior Vice President,      1995  175,436     52,360              -0-            40,000          115,694
 CFO and Treasurer           1994  170,290     12,750              -0-             -0-              3,191

Thomas A. Rego               1996  172,090     44,760              -0-             -0-             41,635
 Senior Vice President       1995  166,525     43,318              -0-             7,000          158,892
 and Secretary               1994  161,180     10,479              -0-             -0-              2,932

Charles A. Rego              1996  170,426     44,328              -0-             -0-             35,755
 Senior Vice President       1995  165,464     43,037              -0-             7,000          130,533
                             1994  161,180     10,479              -0-             -0-                -0-



--------------------

1 Bonuses are shown for the fiscal year earned, but are paid in the following fiscal year.

2 No information is provided in the column labeled "Other Annual Compensation" since the aggregate amount of perquisites and other personal benefits for the periods indicated is less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for each of the Named Officers.

3 All options shown were granted by the Stock Option Committee under the Stock Incentive Plan. Options shown for the 1995 Fiscal Year were granted on February 14, 1995 and become exercisable on February 14, 1997 at $7.25 per share, except for Mr. Ocasek. With respect to Mr. Ocasek, such options are exercisable to purchase up to 20,000 shares from and after February 14,

-------------------------------------
(notes continued from previous page)

         1997, to purchase up to 30,000 shares from and after February 14, 1998 and to purchase up to 40,000 shares from and after February 14, 1999. Such unexercised options expire ten years following the date of grant and will expire earlier if certain events occur, including if the optionee ceases to be an active employee, officer or director of the Company or dies or becomes disabled.

4 Information provided in the column labeled "All Other Compensation" for the 1996 Fiscal Year includes the following: (i) the value of life insurance premiums paid by the Company for the benefit of certain of the Named Officers as follows: Mr. A. Rego, $10,465; Mr. T. Rego, $2,818 and Mr. C. Rego, $4,348; (ii) the value of life insurance premiums paid by the Company net of premiums to be refunded to the Company for the benefit of Mr. A. Rego in the amount of $2,131 and for the benefit of Mr. Rini in the amount of $174,623; (iii) matching contributions to the Company's Employee Savings and Retirement Plan to certain of the Named Officers as follows: Mr. A. Rego, $4,785, Mr. Rini, $4,785 and Mr. Ocasek, $4,411 and (iv) additional contributions accrued under the Company's Supplemental Executive Retirement Plan for the benefit of certain of the Named Officers for service in prior fiscal years as follows: Mr. A. Rego, $55,072 and for service in the 1996 Fiscal Year as follows: Mr. A. Rego, $82,246; Mr. Ocasek, $28,297; Mr. T. Rego, $38,817 and Mr. C. Rego, $31,407.


Aggregated Option Exercises in 1996 Fiscal Year and Fiscal Year-End Option
--------------------------------------------------------------------------
Values
------

         The following table sets forth information on option exercises by the Named Officers during the 1996 Fiscal Year and the value of such Named Officers' unexercised in-the-money options at June 29, 1996, the last day of the 1996 Fiscal Year.

                             Number
                            of Shares                            Number of Securities                        Value of
                            Acquired                            Underlying Unexercised               Unexercised In-the-Money
                               on           Value             Options at Fiscal Year-End           Options at Fiscal Year-End($)
                                                           -------------------------------        ------------------------------
Name                        Exercise       Realized ($)       Exercisable    Unexercisable          Exercisable    Unexercisable
----                        --------       ------------       -----------    -------------          -----------    -------------

Anthony C. Rego               -0-              -0-            9,000          10,000                  150,210        167,500
Charles A. Rini, Sr.          -0-              -0-            9,000          10,000                  150,210        167,500
Ronald W. Ocasek              -0-              -0-           11,000          40,000                  168,590        670,000
Thomas A. Rego               5,000           52,825            -0-            7,000                     -0-         117,250
Charles A. Rego               -0-              -0-            5,000           7,000                   83,450        117,250


Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

         S. Lee Kohrman, a director of the Company, is a member of the Compensation Committee which reviews and makes recommendations concerning executive officers' salaries and bonuses. During the 1996 Fiscal Year, the Company engaged Kohrman Jackson & Krantz P.L.L. legal counsel to the Company and its subsidiaries. Mr. Kohrman is a Partner in such law firm.

Stock Price Performance
-----------------------

         The following graph is a comparison of the cumulative total return during the preceding five fiscal years for the Company's Class A Common Stock, the AMEX Market Value Index and the Dow Jones Food Retailers & Wholesalers Index assuming an initial investment of $100 on June 28, 1991 and the reinvestment of all dividends, if any. The information presented should not be interpreted as being necessarily indicative of future performance.

Measurement Period                       Riser                  Amex                 Dow Jones
   (Fiscal Year                          Foods,                 Market              Food Retailers
     Covered)                             Inc.                  Value              and Wholesalers

Measurement Pt-6/28/91                    $100                   $100                    $100

FYE 6/27/92                               $ 79                   $106                    $ 92
FYE 7/03/93                               $ 67                   $121                    $100
FYE 7/02/94                               $ 64                   $118                    $ 95
FYE 7/01/95                               $ 96                   $140                    $109
FYE 6/29/96                               $231                   $161                    $148






Compensation Committee Report Regarding Executive Compensation
--------------------------------------------------------------

         The Compensation Committee of Board of Directors (the "Committee") is composed of the individuals listed below, all of whom are outside directors. No member of the Committee has served as an officer of the Company or is eligible to participate in any of the compensation plans or programs it oversees.

         The hiring, retention and compensation of an executive is based chiefly upon the individual's experience, commitment to long-term service with the Company, relative compensation levels in the industry and marketplace, leadership qualities and identifiable contribution to the Company's financial results. Consequently, the compensation package of the Company's executives consists of a base salary reviewed each year, participation in the Company's SERP Plan, Stock Incentive Plan and Cash Bonus Program (the "Bonus Program").

         Using the above criteria and compensation package, the base compensation of Anthony C. Rego, the Company's Chief Executive Officer, for the fiscal year ended June 29, 1996, increased approximately 4.7%. His predetermined share of the bonus pool distributed under the Bonus Program earned him $100,844 compared to $92,400 for the prior fiscal year, or an increase of approximately 9.1%. Given special consideration in determination of the bonus award to Mr. Rego was his contribution to the Company's favorable financial results during such period.

                                                 Robert H. Kanner
                                                 S. Lee Kohrman
                                                 William A. Miller

Supplemental Executive Retirement Plan
--------------------------------------

         During the 1996 Fiscal Year, the Board of Directors approved a supplemental executive retirement plan (the "SERP Plan") recommended by the Compensation Committee of the Board. The SERP Plan, funded by Company owned life insurance, provides for participation by executives of the Company at or above the level of vice president. Appropriate insurance is currently in force on thirteen executives, including Anthony C. Rego, Ronald W. Ocasek, Thomas A. Rego and Charles A. Rego.

         The structure of the SERP Plan provides for defined benefits to be determined at the onset of each participant's individual agreement with the Company which benefits vest during a 10 year period beginning after the participant reaches the required executive level. Split-dollar life insurance is purchased by the Company in an amount necessary to fund such benefit obligation and to recover for the Company its cost of such insurance. Insurance purchased at the cost shown in the Summary Compensation Table will ultimately reimburse the Company for its expense to provide to the Named Officers who are participants in the SERP Plan, upon normal retirement at age 65, the following annual compensation for the balance of their respective lives:

          Named Officer                    Annual Retirement Compensation
          -------------                    ------------------------------

         Anthony C. Rego                             $ 120,000
         Ronald W. Ocasek                               60,000
         Thomas A. Rego                                 50,000
         Charles A. Rego                                50,000

         Charles A. Rini, Sr., President and Chief Operating Officer of the Company, has elected not to participate in the SERP Plan. In lieu of such participation, the Company has agreed to pay the premiums on additional split-dollar insurance on Mr. Rini's life, the gross cost of which approximates that which would have been expended for Company-owned life insurance to fund the annual retirement compensation ($120,000) which would have been payable to Mr. Rini under the SERP Plan. The approximate cost of such insurance premiums is included in the amount reported under the caption "All Other Compensation" in the Summary Compensation Table. See Note 4 to Summary Compensation Table.


Certain Transactions
--------------------

         The Company was formed to act as the parent holding company in connection with the combination (the "Combination") of Fisher Foods, Inc. ("Fisher"), Rini Holding Company ("Rini"), Rego Supermarkets, Inc. ("Rego"), and American Seaway Foods, Inc. and two of its affiliated partnerships ("Seaway"). The effective date of the Combination was June 8, 1988 (the "Effective Date"). Subsequently, Rini and Rego were merged into Fisher and Fisher's name was changed to Rini-Rego Supermarkets, Inc.

         Since the Effective Date, the Company has leased four retail supermarket locations from Rini Realty Company ("Rini Realty"), an Ohio corporation whose shareholders were shareholders of Rini prior to the Combination and which is owned by affiliates of Riser including Charles A. Rini, Sr., a director and the President and Chief Operating Officer of the Company, Anthony Rini, Charles A. Rini and Charles A. Rini, Jr., who are each directors of the Company. During the 1996 Fiscal Year, the Company terminated a lease, which had an expiration date of December 31, 2002, with Rini Realty and paid Rini Realty the sum of $650,000.

         Since the Effective Date, the Company has also leased two retail supermarket locations from Rego Realty Company ("Rego Realty"), an Ohio limited partnership whose partners were shareholders of Rego prior to the Combination and which is owned by affiliates of Riser including Anthony C. Rego, Chairman and Chief Executive Officer of the Company, Thomas A. Rego, a director, Senior Vice President and the Secretary of the Company, Charles A. Rego, a director and Senior Vice President of the Company and Joseph Crimaldi, an owner of more than five percent of the Company's Class B Common Stock. On May 1, 1987, a subsidiary of the Company made a loan to Rego Realty in the principal amount of $990,000 in connection with the acquisition of a supermarket location. This loan, the largest outstanding balance of which was $749,273 during the 1996 Fiscal Year, bears interest at 7.5%, and has an outstanding balance of $697,666 as of September 20, 1996.

         The Company's management believes that the terms and provisions of the leases with Rini Realty and Rego Realty reflect terms and conditions which are customary in the retail grocery industry and are at least as favorable to the Company as could be obtained from persons unrelated to the Company. Each of the leases provides for payment of base rent, which is adjustable every five years, percentage rent, real estate taxes and assessments, common area maintenance charges, insurance charges and utility expenses. During the 1996 Fiscal Year, the Company paid Rini Realty and Rego Realty rent of $1,172,005 and $399,384, respectively.

         Since April 1, 1989, the Company has leased a retail supermarket location from Southland Stores Co., a limited partnership in which Charles A. Rini, a director of the Company, and members of his family, succeeded to the interest of a limited partner on July 1, 1996. During the 1996 Fiscal Year, the Company paid Southland Stores Co. annual fixed rent of $203,275.

         As of September 22, 1996 the Company had accounts and notes receivable of approximately $5,578,000 due from other members of the Association of Stop-N-Shop Supermarkets (the "Association"), an association of independent supermarkets established as a cooperative advertising and purchasing organization. The Company has a 70% ownership and 38% voting interest in the Association. The accounts receivable are primarily related to arms-length purchases of grocery related products and gift certificates by other members of the Association and the notes receivable are related to equipment acquisition and remodeling project financing.

         From the Effective Date until July 14, 1995, the Company leased a warehouse complex in Bedford Heights, Ohio and its Cash-n-Carry facility in Cleveland, Ohio from Seaway Development Company ("Seaway Development"). Seaway Development is an Ohio general partnership whose partners were shareholders of Seaway prior to the Combination, including Brian K. Garson, a Five Percent Stockholder. Monthly base rental was $58,478 and $6,609 for the Bedford Heights and Cleveland properties, respectively. Payments under such leases, on an annual basis, totaled $781,040. The Company believes the terms and conditions of the leases from Seaway Development reflected then current market rental rates and were at least as favorable to the Company as could be obtained from persons not related to the Company. In July 1995, pursuant to put options contained in these leases, the Company purchased these two buildings from Seaway Development at an aggregate purchase price of $6,000,000.

         During the 1996 Fiscal Year, the Company engaged Kohrman Jackson & Krantz P.L.L. as legal counsel to the Company and its subsidiaries. S. Lee Kohrman, a director of the Company, is a Partner in such law firm.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

          The following table sets forth certain information, as of October 1, 1996, regarding the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock owned by each director of the Company, all directors and officers as a group and each person known to the Company to own beneficially more than five percent (5%) of the outstanding shares of either class ("Five Percent Stockholder"). Except as otherwise noted, each person has sole voting power and sole investment power with respect to such shares.

                                               Number of        Percentage         Number of        Percentage
                                                Class A          of Class           Class B          of Class
Name of Beneficial Owner                         Shares          A Shares           Shares*          B Shares
------------------------                     -------------      -----------      ------------       ---------

Robert H. Kanner                                   0                0.0                0                0.0
S. Lee Kohrman (1)                               98,644             1.4                0                0.0
William A. Miller                                 1,000             **                 0                0.0
Ronald W. Ocasek (2)                             11,350             **                 0                0.0
Anthony C. Rego (3)                             187,212             2.6              36,583             3.8
Charles A. Rego (4)                              26,000             **               24,219             2.5
Thomas A. Rego (5)                              254,880             3.5             108,861            11.4
Anthony Rini (6)                                 20,596             **                 0                0.0
Charles A. Rini (7)                                0                **               57,763             6.0
Charles A. Rini, Jr. (8)                         31,142             **                1,000              **
Charles A. Rini, Sr. (9)                        186,308             2.6             264,495            27.7
Jack A. Robinson                                  1,000             **                 0                0.0
James A. Schlindwein                              1,000             **                 0                0.0

Directors and Officers
  as a Group (25 persons) (10)                  862,475            11.9             491,921            51.5

5300 Richmond Road Corp. (11)                 1,553,630             N/A                0                0.0
Joseph E. Crimaldi (12)                          26,100             **               49,402             5.2
FMR Corp. (13)                                  629,200             7.2                0                0.0
Brian K. Garson (14)                            105,478             1.2              62,700             6.6
Thomas A. Sanson, Trustee (15)                     0                0.0              53,802             5.6


-----------------

* Upon compliance with certain conditions, Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis.

**       Indicates an amount less than one percent (1%).

1        Includes 98,644 shares of Class A Common Stock owned by Mr. Kohrman's wife as to which Mr.
         Kohrman disclaims beneficial ownership.

2 Includes (i) 5,000 shares of Class A Common Stock that Mr. Ocasek has the right to acquire at $10.31 per share and (ii) 6,000 shares of Class A Common Stock that Mr. Ocasek has the right to acquire at $7.31 per share by exercise of stock options.

-------------------------------------
(notes continued from previous page)

3 Includes (i) 100 shares of Class A Common Stock owned by Mr. Rego's wife, (ii) 64,497 shares of Class A Common Stock owned by Mr. Rego's children, (iii) 300 shares of Class B Common Stock owned by Mr. Rego's children and (iv) 9,000 shares of Class A Common Stock that Mr. Rego has the right to acquire at $7.31 per share by exercise of stock options.

4 Includes 5,000 shares of Class A Common Stock that Mr. Rego has the right to acquire at $7.31 per share by exercise of stock options.

5 Includes 238,412 shares of Class A Common Stock owned by Mr. Rego's mother over which Mr. Rego exercises shared voting and investment power. Address is c/o Riser Foods, Inc., 5300 Richmond Road, Bedford Heights, Ohio 44146.

6 Includes 20,596 shares of Class A Common Stock owned by a trust of which Mr. Rini has sole power to direct the voting and investment of such shares.

7 Address is c/o Rini Realty Company, 19050 Lorain Road, Fairview Park, Ohio 44126.

8 Includes (i) 28,142 shares of Class A Common Stock and (ii) 1,000 shares of Class B Common Stock, which stock is held in trust for the benefit of Charles A. Rini, Jr. and Charles A. Rini, Sr. serves as trustee and has sole power to direct the voting and investment of such shares which shares are also included within the number of shares beneficially owned by Charles A. Rini, Sr.

9 Includes (i) 11,500 shares held in trust by Mr. Rini as trustee for his benefit, (ii) 163,558 shares of Class A Common Stock owned by 11 trusts of which trust Mr. Rini serves as trustee for the benefit of his children, (iii) 2,250 shares of Class A Common Stock owned by Mr. Rini's wife and (iv) 9,000 shares of Class A Common Stock that Mr. Rini has the right to acquire at $7.31 per share by exercise of stock options. Address is c/o Riser Foods, Inc., 5300 Richmond Road, Bedford Heights, Ohio 44146.

10 Includes (i) 29,400 shares of Class A Common Stock that all directors and officers as a group have the right to acquire at $10.31 per share and (ii) 56,700 shares of Class A Common Stock that all directors and officers as a group have the right to acquire at $7.31 by exercise of stock options.

11 Under Delaware law, shares of the Company held by 5300 Richmond Road Corp. will not be entitled to vote on matters requiring a stockholder vote or be counted for quorum purposes. Such shares are also excluded for purposes of calculating the Number of and Percentage of Class A Shares owned by each Director and by the Directors and Officers as a Group. Business address is c/o Riser Foods, Inc., 5300 Richmond Road, Bedford Heights, Ohio 44146.

12 Address is c/o Rego Realty Company, 5300 Richmond Road, Bedford Heights, Ohio 44146.

13 Based on a Statement on Schedule 13G, dated February 14, 1996, filed by FMR Corp. ("FMR"), a Massachusetts corporation. In its filing, FMR states that: Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 629,200 shares of Class A Common Stock as a result of acting as investment adviser to several investment companies registered under Section 8 of the Investment Company Act of 1940; the ownership of one investment company, Fidelity Low-Priced Stock Fund ("FLPSF"), amounted to 557,500 shares

------------------------------------
(notes continued from previous page)

         of Class A Common Stock (6.4%); Edward C. Johnson III, FMR, through its control of Fidelity, and the Fidelity funds each has sole power to dispose of the 629,200 shares owned by the Fidelity funds. Neither FMR nor Edward C. Johnson III, Chairman of FMR, has the sole power to vote or direct the voting of the shares owned directly by FLPSF, which power resides with the FLPSF's Board of Trustees; through their ownership of voting common stock of FMR and the execution of a shareholders voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Address is 82 Devonshire Street, Boston, Massachusetts 02109.

14 Based on a Statement on Schedule 13D, dated September 25, 1996, filed by Mr. Garson stating that 105,478 shares of Class A Common Stock are owned by Mr. Garson as trustee. Address is 21 Shoreby Drive, Bratenahl, Ohio 44108.

15 Address is c/o Riser Foods, Inc., 5300 Richmond Road, Bedford Heights, Ohio 44146.



                         INDEPENDENT PUBLIC ACCOUNTANTS

         Pursuant to the recommendation of the Audit Committee, the Board of Directors selected Arthur Andersen LLP as the Company's independent public accountants for the 1996 Fiscal Year. Representatives of that firm will be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders. The Board of Directors has retained discretion in the appointment of its independent public accountant for the fiscal year ending June 28, 1997.


                             ADDITIONAL INFORMATION

COST OF SOLICITATION OF PROXIES

         The cost of soliciting proxies will be paid by the Company including expenses for preparing and mailing proxy solicitation materials. In addition to use of the mails, proxies may be solicited by certain officers, directors and regular employees of the Company, without extra compensation, by telephone, telecopy or personal interview.

STOCKHOLDER PROPOSAL DEADLINE

         A stockholder proposal intended to be presented at the 1997 Annual Meeting must be received by the Company on or before June 26, 1997 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposal should be addressed to Secretary, Riser Foods, Inc., 5300 Richmond Road, Bedford Heights, Ohio 44146.

OTHER BUSINESS

         The Company is not aware of any matters to be brought before the Meeting except those set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters come before the Meeting, it is the intention of the proxy holders named in the enclosed form of proxy to vote in accordance with their discretion on such matters.

         Stockholders are urged to date, sign and return the enclosed proxy in the envelope provided to make certain their shares are voted. A prompt response is helpful and your cooperation will be appreciated.

                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     /s/ Charles A. Rini, Sr.

                                     Charles A. Rini, Sr.
                                     President and
                                     Chief Operating Officer

Bedford Heights, Ohio
October 25, 1996


   -----------------------------------------------------------------------------

                            ANNUAL REPORT ON FORM 10-K

         IN ADDITION TO ITS ANNUAL REPORT TO STOCKHOLDERS, THE COMPANY FILES AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS MAY, WITHOUT CHARGE, OBTAIN A COPY WITHOUT EXHIBITS BY WRITING TO THE COMPANY, ATTENTION: RONALD W. OCASEK, CHIEF FINANCIAL OFFICER, RISER FOODS, INC., 5300 RICHMOND ROAD, BEDFORD HEIGHTS, OHIO 44146.

   -----------------------------------------------------------------------------

                                    APPENDIX

                [Furnished pursuant to Schedule 14A, Item 10(b),
                 Instruction 3, and not part of Proxy Statement]

                               RISER FOODS, INC.
                              AMENDED AND RESTATED
                           1996 STOCK INCENTIVE PLAN


1.  Definitions:  As used herein, the following definitions shall apply:

(a) "Plan" shall mean the Riser Foods, Inc. Amended and Restated 1996 Stock Incentive Plan.

(b) "Corporation" shall mean Riser Foods, Inc., a Delaware corporation, or any successor thereof.

(c) "Committee" shall mean a committee meeting the standards of Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any similar successor rule, appointed by the Board of Directors of the Corporation to administer and interpret the Plan.

(d) "Participant" shall mean any individual designated by the Committee under Paragraph 6, for participation in the Plan.

(e) "Common Stock" shall mean the Class A, Common Stock, $.01 par value, of Riser Foods, Inc.

(f) "Non-Qualified Option" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan but does not meet the definition of an incentive stock option set forth in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

(g) "Incentive Option" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan and also meets the definition of an incentive stock option set forth in Section 422 of the Code.

(h) "Stock appreciation right" shall mean a right to receive the appreciation in value of a specified number of shares of the Common Stock of the Corporation, as provided in Paragraph 12 hereof.

         (i) "Restricted stock award" shall mean a grant of Common Stock of the Corporation which is subject to restrictions against transfer, forfeiture and such other terms and conditions determined by the Committee, as provided in Paragraph 18 hereof.

         (j) "Fair Market Value" of a share of the Corporation's Common Stock on any date shall mean (i) if the Common Stock is traded on an exchange, the mean of the high and low prices at which it is quoted or traded on such date on the exchange on which it generally has the greatest trading volume, or (ii) if the Common Stock is traded in the over-the-counter market, the mean between the asked and the bid prices on such date as reported by NASDAQ.

         (k) "Non-Employee Director" shall mean a Non-Employee Director as defined in Rule 16b-3 promulgated under the Exchange Act.

         2. Purpose of Plan: The purpose of the Plan is to provide key employees (including officers and directors) of the Corporation and its subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its subsidiaries, to join the interests of key employees with the interests of the shareholders of the Corporation, and to facilitate attracting and retaining key employees of exceptional ability. For purposes of the Plan, a "subsidiary" shall mean a "subsidiary corporation" as defined in Section 424(f) of the Code.

         3. Administration: The Plan shall be administered by the Committee; provided that if any member of the Committee is not a Non-Employee Director, then the Board of Directors shall approve the grant of any stock option, stock appreciation right or restricted stock award that the Committee proposes to make hereunder. The Committee shall determine, from those eligible to be Participants under the Plan, the persons to be granted stock options, stock appreciation rights and restricted stock, the amount of stock or right to be optioned or granted to each such person, and the terms and conditions of any stock options, stock appreciation rights and restricted stock. Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. Acts approved by a majority of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing by the Committee, shall be the acts of the Committee.

         4. Indemnification of Committee Members: In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option, stock appreciation right or restricted stock granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member has acted in bad faith; provided, however, that within sixty (60) days after receipt of notice of institution of any such action, suit or proceeding a Committee member shall offer the Corporation in writing the opportunity, at its own cost, to handle and defend the same.

         5. Maximum Number of Shares Subject to Plan: The maximum number of shares with respect to which stock options or stock appreciation rights may be granted or which may be awarded as restricted stock under the Plan shall be 1,000,000 shares in the aggregate (subject to adjustment as set forth below) of Common Stock of the Corporation, which may consist in whole or in part of the authorized and unissued or reacquired Common Stock of the Corporation. The number of shares with respect to which a stock appreciation right is granted, but not the number of shares which the Corporation delivers or could deliver to a Participant upon exercise of a stock appreciation right, shall be charged against the aggregate number of shares remaining available under the Plan; provided, however, that in the case of a stock appreciation right granted in conjunction with a stock option under circumstances in which the exercise of the stock appreciation right results in termination of the stock option and vice versa, only the number of shares subject to the stock option shall be charged against the aggregate number of shares remaining available under the Plan. If a stock option or stock appreciation right expires or terminates for any reason (other than termination as a result of the exercise of a related right) without having been fully exercised, or if shares of restricted stock are forfeited, the number of shares with respect to which the stock option or stock appreciation right were not exercised at the time of its expiration or termination, and the number of forfeited shares of restricted stock, shall again become available for the grant of stock options or stock appreciation rights or the award of restricted stock under the Plan.

         The number of shares subject to each outstanding stock option or stock appreciation right or restricted stock award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights, and the aggregate number of shares remaining available under the Plan shall be subject to such adjustment as the Committee, in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding stock option, stock appreciation right, or restricted stock award.

         6. Participants: The Committee shall determine and designate from time to time, in its discretion, such key employees (including officers and directors) of the Corporation or any subsidiary to receive stock options, stock appreciation rights or restricted stock, who in the judgment of the Committee are or will become responsible for the direction and financial success of the Corporation or any subsidiary.

         7. Written Agreement: Each stock option, stock appreciation right and restricted stock award shall be evidenced by a written agreement which shall contain such provisions as may be approved by the Committee. Such agreements shall constitute binding contracts between the Corporation and the Participant and every Participant, upon acceptance of such agreement, shall be bound by the terms and restrictions of the Plan and of the agreement. The terms of each such agreement shall be in accordance with the Plan, but the agreements may include such additional provisions and restrictions determined by the Committee, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.

         8. Allotment of Shares: The Committee shall determine and fix the number of shares of stock with respect to which each Participant may be granted stock options and stock appreciation rights and the number of shares of restricted stock which each Participant may be awarded.

         9. Stock Options: Subject to the terms of the Plan, the Committee may grant to Participants either Incentive Options, Non-Qualified Options or any combination thereof. Each option granted under the Plan shall designate the number of shares covered thereby, if any, with respect to which the option is an Incentive Option, and the number of shares covered thereby, if any, with respect to which the option is a Non-Qualified Option.

         10. Stock Option Price: The Committee shall establish, at the time any stock option is granted, the price per share for which the shares covered by the option may be purchased; provided, however, that if the option is an Incentive Option, such price shall not be less than 100% of the fair market value of the shares on the date on which the option is granted; provided, moreover, that with respect to an Incentive Option granted to a Participant who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent corporation (as defined in Section 424(e) of the Code) or subsidiary, the option price shall not be less than 110% of the fair market value of the stock subject to the Incentive Option on the date such option is granted.

         11. Payment of Stock Option Price: At the time of the exercise in whole or in part of any stock option granted hereunder, payment of the option price in full in cash or, with the consent of the Committee, in Common Stock of the Corporation, shall be made by the Participant for all shares so purchased. No Participant shall have any of the rights of a shareholder of the Corporation under any stock option until the actual issuance of shares to said Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

         12. Stock Appreciation Rights: Subject to the terms of the Plan, the Committee may grant stock appreciation rights to Participants either in conjunction with, or independently of, any stock options granted under the Plan. A stock appreciation right granted in conjunction with a stock option may be an alternative right wherein the exercise of the stock option terminates the stock appreciation right to the extent of the number of shares purchased upon exercise of the stock option and, correspondingly, the exercise of the stock appreciation right terminates the stock option to the extent of the number of shares with respect to which the stock appreciation right is exercised. Alternatively, a stock appreciation right granted in conjunction with a stock option may be an additional right wherein both the stock appreciation right and the stock option may be exercised; provided, however, that a stock appreciation right may not be granted in conjunction with an Incentive Option under circumstances in which the exercise of the stock appreciation right affects the right to exercise the Incentive Option or vice versa, unless the stock appreciation right, by its terms, meets all of the following requirements:

         (a) The stock appreciation right will expire no later than the Incentive Option;

         (b) The stock appreciation right may be for no more than the difference between the option price of the Incentive Option and the fair market value of the shares subject to the Incentive Option at the time the stock appreciation right is exercised;

         (c) The stock appreciation right is transferable only when the Incentive Option is transferable, and under the same conditions;

         (d) The stock appreciation right may be exercised only when the Incentive Option is eligible to be exercised; and

         (e) The stock appreciation right may be exercised only when the fair market value of the shares subject to the Incentive Option exceeds the option price of the Incentive Option.

         Upon exercise of a stock appreciation right, a Participant shall be entitled to receive, without payment to the Corporation (except for applicable withholding taxes), an amount equal to the excess of (i) the then aggregate fair market value of the number of shares with respect to which the Participant exercises the stock appreciation right, over (ii) the aggregate stock option price for such number of shares (if the stock appreciation right is granted in conjunction with a stock option) or the aggregate fair market value of such number of shares at the time the stock appreciation right was granted (if the stock appreciation right is granted independently of any stock option). This amount shall be payable by the Corporation, in the sole discretion of the Committee, in cash, in shares of Common Stock of the Corporation or any combination thereof.

         13. Granting and Exercise of Stock Options and Stock Appreciation
Rights: Each stock option and stock appreciation right granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Committee at the time of the grant; provided, however, that with respect to Incentive Options, the aggregate fair market value (determined as of the time of grant) of the stock with respect to which incentive stock options are exercisable for the first time by any one Participant during any calendar year under all plans maintained by the Corporation (and any parent or subsidiary corporations of the Corporation) shall not exceed $100,000; provided, moreover, that no stock appreciation right or stock option granted in conjunction therewith may be exercisable prior to the expiration of six months from the date of grant unless the Participant dies or becomes disabled prior thereto; provided, moreover, that if a Participant who is granted a stock appreciation right is a person who is regularly required to report his ownership and changes in ownership of Common Stock of the Corporation to the Securities and Exchange Commission and is subject to short-swing profit liability under the provisions of Section 16(b) of the Exchange Act, then any election to exercise as well as any actual exercise of his stock appreciation right shall be made only during the period beginning on the third business day and ending on the twelfth business day following the release for publication by the Corporation of quarterly or annual summary statements of sales and earnings.

         A Participant may exercise a stock option or stock appreciation right, if then exercisable, in whole or in part by delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of a stock option, by full payment for the shares with respect to which the stock option is exercised. Except as provided in Paragraph 17, stock options and stock appreciation rights granted to a Participant may be exercised only while the Participant is an employee of the Corporation or a subsidiary.

         Successive stock options and stock appreciation rights may be granted to the same Participant, whether or not the stock option(s) and stock appreciation right(s) previously granted to such Participant remain unexercised. A Participant may exercise a stock option or a stock appreciation right (if granted in conjunction with a stock option or independently of any stock option), if then exercisable, notwithstanding that stock options and stock appreciation rights previously granted to such Participant remain unexercised.

         14. Non-Transferability of Stock Options and Stock Appreciation Rights:

         (a) No Incentive Option or stock appreciation right granted in conjunction with an Incentive Option shall be transferable by the Participant other than by will or the laws of descent and distribution, and each Incentive Option or stock appreciation right granted in conjunction with an Incentive Option shall be exercisable during the Participant's lifetime only by the Participant.

         (b) A person that receives Non-Qualified Options or stock appreciation rights granted in conjunction with Non-Qualified Options under this Plan or such person's beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such person's or beneficiary's Non-Qualified Options and related stock appreciation rights received under this Plan only as follows: (i) to the spouse or any children or grandchildren of such Participant under this Plan; (ii) as a charitable contribution or gift to or for the use of any person or entity described in
Section 170(c) of the Code; (iii) to any "Controlled Entity," as defined below; or (iv) by will or the laws of intestate succession. "Controlled Entity" shall mean any trust, partnership, limited liability company or other entity in which a Participant acts as trustee, managing partner, managing member or otherwise controls; provided that, to the extent any grant of a stock option or stock appreciation right received under this Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the agreement evidencing such grant.

         15. Term of Stock Options and Stock Appreciation Rights: If not sooner terminated, each stock option and stock appreciation right granted hereunder shall expire not more than ten (l0) years from the date of the granting thereof; provided, however, that with respect to an Incentive Option or a related stock appreciation right granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of Section 425(d) of the Code) more than l0% of the total combined voting stock of all classes of stock of the Corporation or of any parent or subsidiary, such option and stock appreciation right shall expire not more than five (5) years after the date of granting thereof.

         16. Continuation of Employment: The Committee may require, in its discretion, that any Participant under the Plan to whom a stock option or stock appreciation right shall be granted shall agree in writing as a condition of the granting of such stock option or stock appreciation right to remain in the employ of the Corporation or a subsidiary for a designated minimum period from the date of the granting of such stock option or stock appreciation right as shall be fixed by the Committee.

         17. Termination of Employment: If the employment of a Participant by the Corporation or a subsidiary shall be terminated, the Committee may, in its discretion, permit the exercise of stock options and stock appreciation rights granted to such Participant for a period not to exceed one year following such termination of employment; provided, however, that no Incentive Option or related stock appreciation right may be exercised after three months following a Participant's termination of employment, unless such termination of employment is due to the Participant's death or permanent disability, in which event the Incentive Option and related stock appreciation right may be permitted to be exercised for up to one year following the Participant's termination of employment for such reason. In no event, however, shall a stock option or stock appreciation right be exercisable subsequent to its expiration date and, furthermore, a stock option or stock appreciation right may only be exercised after termination of a Participant's employment to the extent exercisable on the date of termination of employment.

         18. Restricted Stock Awards: Subject to the terms of the Plan, the Committee may grant shares of restricted stock to Participants. All shares of restricted stock granted to Participants under the Plan shall be subject to the following terms and conditions (and to such other terms and conditions prescribed by the Committee):

         (a) At the time of each award of restricted shares, the Committee shall establish for the shares a restricted period. Such restricted period may differ among Participants and may have different expiration dates with respect to portions of shares covered by the same award.

         (b) Shares of restricted stock awarded to Participants may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the restricted period applicable to such shares. Except for such restrictions on transfer, a Participant shall have all of the rights of a stockholder in respect of restricted shares awarded to him including, but not limited to, the right to receive dividends on, and the right to vote, the shares.

         (c) If a Participant ceases to be employed by the Corporation or a subsidiary for any reason other than death or permanent disability, all shares theretofore awarded to the Participant which are still subject to the restrictions imposed by Paragraph 18(b) shall upon such termination of employment be forfeited and transferred back to the Corporation, without payment of any consideration by the Corporation; provided, however, that in the event such employment is terminated by action of the Corporation or a subsidiary without cause or by agreement between the Corporation or a subsidiary and the Participant, the Committee may, in its discretion, release some or all of the shares from the restrictions.

         (d) If a Participant ceases to be employed by the Corporation or a subsidiary by reason of death or permanent disability, the restrictions imposed by Paragraph 18 shall lapse with respect to shares then subject to such restrictions, unless otherwise determined by the Committee.

         (e) Stock certificates shall be issued in respect of shares of restricted stock awarded hereunder and shall be registered in the name of the Participant. Such certificates shall be deposited with the Corporation or its designee, together with a stock power endorsed in blank, and, in the discretion of the Committee a legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture.

         (f) At the expiration of the restricted period applicable to the shares, the Corporation shall deliver to the Participant or the legal representative of the Participant's estate the stock certificates deposited with it or its designee and as to which the restricted period has expired. If a legend has been placed on such certificates, the Corporation shall cause such certificates to be reissued without the legend. In the case of events such as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation, any stock, securities or other property which a Participant receives or is entitled to receive by reason of his ownership of restricted shares shall, unless otherwise determined by the Committee, be subject to the same restrictions applicable to the restricted shares and shall be deposited with the Corporation or its designee.

         19. Investment Purpose: If the Committee in its discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of stock hereunder (whether by reason of the exercise of stock options or stock appreciation rights or the award of restricted shares), to execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, representing and warranting that the Participant's acquisition of shares of stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant.

         20. Rights to Continued Employment: Nothing contained in the Plan or in any stock option, stock appreciation right or restricted stock granted or awarded pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right or entitlement with respect to continuation of employment by the Corporation or a subsidiary nor interfere in any way with the right of the Corporation or a subsidiary to terminate such person's employment at any time.

         21. Withholding Payments: If upon the exercise of a Non-Qualified Option or stock appreciation right, or upon the award of restricted stock or the expiration of restrictions applicable to restricted stock, or upon a disqualifying disposition (within the meaning of Section 422 of the Code) of shares acquired upon exercise of an Incentive Option, there shall be payable by the Corporation or a subsidiary any amount for income tax withholding, either the Corporation shall appropriately reduce the amount of stock or cash to be paid to the Participant or the Participant shall pay such amount to the Corporation or subsidiary to reimburse it for such income tax withholding.

         22. Effectiveness of Plan: The Plan shall be effective on the date the Board of Directors of the Corporation adopts the Plan, provided that the shareholders of the Corporation ratify the Plan within twelve (12) months of its adoption by the Board of Directors. Stock options, stock appreciation rights and restricted stock may be granted or awarded prior to shareholder ratification of the Plan, but each such stock option, stock appreciation right or restricted stock grant or award shall be subject to the shareholder ratification of the Plan. No stock option or stock appreciation right may be exercised prior to shareholder ratification, and any restricted stock awarded is subject to forfeiture if such shareholder ratification is not obtained.

         23. Termination, Duration and Amendments of Plan: The Plan may be abandoned or terminated at any time by the Board of Directors of the Corporation. Unless sooner terminated, the Plan shall terminate on the date ten years after its adoption by the Board of Directors, and no stock options, stock appreciation rights or restricted stock may be granted or awarded thereafter. The termination of the Plan shall not affect the validity of any stock option, stock appreciation rights or restricted stock outstanding on the date of termination.

         For purposes of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, with or without approval of the shareholders of the Corporation, to amend or revise the terms of the Plan at any time; provided, however, that no such amendment or revision shall (i) increase the maximum number of shares in the aggregate which are subject to the Plan (subject, however, to the provisions of Paragraph 5), change the class of persons eligible to be Participants under the Plan or materially increase the benefits accruing to Participants under the Plan, without approval or ratification of the shareholders of the Corporation; or (ii) change the stock option price (except as contemplated by Paragraph 5) or alter or impair any stock option, stock appreciation right, or restricted stock which shall have been previously granted or awarded under the Plan, without the consent of the holder thereof.

         As adopted by the Board of Directors on October 9, 1996.

                                  RISER FOODS, INC.
                                CLASS A COMMON STOCK
P              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
     RISER FOODS, INC. FOR ANNUAL MEETING OF STOCKHOLDERS ON DECEMBER 6, 1996
R

O The undersigned constitutes and appoints Anthony C. Rego and Charles A. Rini, Sr., and each of them, his true and lawful agent and proxy with full
X power of substitution in each, to represent the undersigned and to vote as designated below all shares of Class A Common Stock of Riser Foods, Inc.
Y (the "Company"), held of record by the undersigned on October 14, 1996, at the Annual Meeting of Stockholders to be held at the Company's offices on December 6, 1996 or any adjournment thereof.

    Election of Directors, Nominees:          (change of address)

    S. Lee Kohrman, Robert H. Kanner,         __________________________________

    William A. Miller and                     __________________________________

    James A. Schlindwein                      __________________________________

                                              __________________________________
                                              (If you have written in the
                                              above space, please mark the
                                              corresponding box on the reverse
                                              side of this card.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                                                                     SEE REVERSE
                                                                         SIDE
--------------------------------------------------------------------------------
                                  DETACH CARD

      [X]   PLEASE MARK YOUR                            SHARES IN YOUR NAME
            VOTES AS IN THIS
            EXAMPLE.


                    FOR   WITHHELD                          FOR  AGAINST  ABSTAIN
1. Election of                        2. Approval of the                               3. In their discretion, the Proxies are
   Directors        [ ]     [ ]          Company's          [ ]    [ ]      [ ]           authorized to vote upon such other
   (see reverse)                         Amended and                                      business as may properly come before
                                         Restated                                         the meeting.
                                         1996 Stock
                                         Incentive Plan

For, except vote withheld from the following nominee(s):

___________________________________________________________
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR " PROPOSALS 1 AND 2.


                                            Change               THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED
                                              of     [  ]        IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER.
                                            Address              IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED To
                                                                 ELECT ALL OF THE NOMINEES FOR DIRECTOR AS SET FORTH
                                                                 IN ITEM 1 ABOVE, FOR PROPOSAL 2 AND IN ACCORDANCE
                                                                 WITH THE BEST JUDGEMENT OF THE PROXIES ON ANY OTHER
                                                                 BUSINESS WHICH PROPERLY COMES BEFORE THE MEETING.

SIGNATURE(S)  _____________________________________________________________   DATE

SIGNATURE(S)  _____________________________________________________________   DATE
NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                                            DETACH CARD

                                  RISER FOODS, INC.
                                CLASS B COMMON STOCK
P              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
     RISER FOODS, INC. FOR ANNUAL MEETING OF STOCKHOLDERS ON DECEMBER 6, 1996
R

O The undersigned constitutes and appoints Anthony C. Rego and Charles A. Rini, Sr., and each of them, his true and lawful agent and proxy with full
X power of substitution in each, to represent the undersigned and to vote as designated below all shares of Class B Common Stock of Riser Foods, Inc.
Y (the "Company"), held of record by the undersigned on October 14, 1996, at the Annual Meeting of Stockholders to be held at the Company's offices on December 6, 1996 or any adjournment thereof.

    Election of Directors, Nominees:          (change of address)
                                              __________________________________

    Anthony C. Rego, Charles A. Rini, Sr.,    __________________________________

    Ronald W. Ocasek, Thomas A. Rego,         __________________________________

    Charles A. Rini, Charles A. Rego,         __________________________________
                                              (If you have written in the
    Anthony Rini, Charles A. Rini, Jr.,       above space, please mark the
                                              corresponding box on the reverse
    Jack A. Robinson                          side of this card.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                                                                     SEE REVERSE
                                                                         SIDE
--------------------------------------------------------------------------------
                                  DETACH CARD

      [X]   PLEASE MARK YOUR                            SHARES IN YOUR NAME
            VOTES AS IN THIS
            EXAMPLE.


                    FOR   WITHHELD                          FOR  AGAINST  ABSTAIN
1. Election of                        2. Approval of the                               3. In their discretion, the Proxies are
   Directors        [ ]     [ ]          Company's          [ ]    [ ]      [ ]           authorized to vote upon such other
   (see reverse)                         Amended and                                      business as may properly come before
                                         Restated                                         the meeting.
                                         1996 Stock
                                         Incentive Plan

For, except vote withheld from the following nominee(s):

___________________________________________________________
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" PROPOSALS 1 AND 2.


                                            Change                 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED
                                              of     [  ]          IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER.
                                            Address                IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO
                                                                   ELECT ALL OF THE NOMINEES FOR DIRECTOR AS SET FORTH
                                                                   IN ITEM 1 ABOVE, FOR PROPOSAL 2 AND IN ACCORDANCE WITH
                                                                   THE BEST JUDGEMENT OF THE PROXIES ON ANY OTHER BUSINESS
                                                                   WHICH PROPERLY COMES BEFORE THE MEETING.

SIGNATURE(S)  _____________________________________________________________   DATE

SIGNATURE(S)  _____________________________________________________________   DATE
NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                                            DETACH CARD